UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2024

MID-AMERICA APARTMENT COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Tennessee	001-12762	62-1543819
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

MID-AMERICA APARTMENTS, L.P.

(Exact name of registrant as specified in its charter)

Tennessee	333-190028-01	62-1543816
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6815 Poplar Avenue, Suite 500
Germantown, Tennessee	38138
(Address of Principal Executive Offices)	(Zip Code)

(901) 682-6600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share (Mid-America Apartment Communities, Inc.)	MAA	New York Stock Exchange
8.50% Series I Cumulative Redeemable Preferred Stock, $.01 par value per share (Mid-America Apartment Communities, Inc.)	MAA*I	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer

On December 10, 2024, Mid-America Apartment Communities, Inc. (the “Company”) announced that H. Eric Bolton, Jr. will be retiring from his position as Chief Executive Officer of the Company, effective the end of business on March 31, 2025. Mr. Bolton’s retirement is not the result of any disagreement regarding any matter relating to the Company’s operations, policies or practices. As part of the Company’s planned succession efforts, upon his retirement as Chief Executive Officer, Mr. Bolton will serve as Executive Chairman of the Company to provide strategic support and counsel and facilitate an orderly transition. Mr. Bolton will also remain as Chairman of the Board of Directors of the Company. Mr. Bolton’s annual base salary will decrease to $850,000, effective April 1, 2025. Mr. Bolton will continue to participate in executive incentive plans but will have a decreased award opportunity as a percent of salary under the 2025 Annual Incentive Plan.

Incoming President and Chief Executive Officer

A. Bradley Hill, the Company’s current President and Chief Investment Officer, will assume responsibilities as the Company’s President and Chief Executive Officer effective April 1, 2025, in which capacity he will serve as the Company’s principal executive officer. Biographical information regarding Mr. Hill is available under the heading “NEOs of the Registrant” in the Company’s definitive proxy statement for its 2024 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on April 8, 2024, and is incorporated by reference herein. There are no arrangements or understandings between Mr. Hill and any other persons pursuant to which he was appointed as President and Chief Executive Officer of the Company. There are no family relationships between Mr. Hill and any of the Company’s directors or other executive officers, and Mr. Hill is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Hill’s annual base salary will increase to $750,000, effective April 1, 2025. Mr. Hill will continue to participate in executive incentive plans with increased award opportunities as a percent of salary for both the 2025 Annual Incentive Plan and the 2025 Long-Term Incentive Plan.

Item 7.01. Regulation FD Disclosure.

On December 10, 2024, the Company issued a press release announcing the succession of Mr. Hill as President and Chief Executive Officer of the Company and Mr. Bolton’s transition to Executive Chairman of the Company, effective April 1, 2025. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

The information in this Current Report under this Item 7.01 (including Exhibit 99.1) is being “furnished” and shall not be deemed to be “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any previous or future filings by the Company or Mid-America Apartments, L.P. under the Exchange Act or the Securities Act of 1933, as amended.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated December 10, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-AMERICA APARTMENT COMMUNITIES, INC.

Date:	December 10, 2024	By:	/s/A. Clay Holder
A. Clay Holder
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

MID-AMERICA APARTMENTS, L.P.
		By:	Mid-America Apartment Communities, Inc., its general partner

Date:	December 10, 2024	By:	/s/A. Clay Holder
A. Clay Holder
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)